CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-236286 on Form S-8 of our report dated March 5, 2020, relating to the financial statements of PPD, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP
Raleigh, North Carolina
March 5, 2020